Exhibit 10.3

Amendment No. 4 to Note

This Amendment to Note (“Amendment”), made, delivered, and effective as of June 30, 2008, by and between QUANTUM VALUE MANAGEMENT, LLC (“Borrower”) and COMERICA BANK (“Bank”).

WHEREAS, Borrower and Bank are parties to that certain Variable Rate – Single Payment Note in the original principal amount of $20,000,000 dated March 10, 2005, as amended (“Note”); and

WHEREAS, Bank and Borrower desire to amend the Note as set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual promises contained in this Amendment, Borrower and Bank agree as follows:

1.	The Maturity Date of the Note is now April 1, 2010.

2.	Commencing July 1, 2008, the Borrower will repay the Note in equal consecutive monthly principal installments in the amount of $50,000 each, plus interest on the unpaid principal balance of the Note at the interest rate provided in the Note (including the default rate). Interest shall be calculated as determined in the Note. Installments of principal (as aforesaid) and accrued interest under the Note shall be payable on the first day of each month, commencing July 1, 2008, and the entire remaining unpaid balance of principal and accrued interest shall be payable on the Maturity Date set forth in the Note.

3.	The execution of this Amendment shall not be deemed to be a waiver of any Default or Event of Default.

4.	All the terms used in this Amendment which are defined in the Note shall have the same meaning as used in the Note, unless otherwise defined in this Amendment.

5.	This Amendment is not an agreement to any further or other amendment of the Note.

6.	Borrower expressly acknowledges and agrees that except as expressly amended in this Amendment, the Note, as amended, remains in full force and effect and is ratified, confirmed and restated.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date set forth above.

QUANTUM VALUE MANAGEMENT, LLC		COMERICA BANK

By:	/s/ David J. Langevin	By:	/s/ Michael Bourke
Its:	Manitex International, Inc.	Its:
The Sole Member